SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                  F O R M 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                Date of Report
                               November 27, 1996



                         Abraxas Petroleum Corporation
            (Exact name of registrant as specified in its charter)


                                    Nevada
                (State or other jurisdiction of incorporation)


0-19118                                                      74-2584033
(Commission File Number)          (I.R.S. Employer Identification Number)



500 N. Loop 1604 East,  Suite 100
San Antonio, Texas                                                78232
(Address of principal executive offices)


              Registrant's telephone number, including area code:
                                (210) 490-4788




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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.


      (A) On November 14, 1996, Canadian Abraxas Petroleum Limited ("Canadian Abraxas"), a wholly-owned subsidiary of Abraxas Petroleum Corporation, ("Abraxas"), acquired 100% of the capital stock of CGGS, Canadian Gas Gathering Systems Inc. ("CGGS"). CGGS owns producing oil and gas properties in western Canada (the "CGGS Properties") and interests ranging from 10% to 100% in 197 miles of natural gas gathering systems and 11 natural gas processing plants or compression facilities, four of which are operated by CGGS (the "CGGS Plants"). The purchase price for the stock was $94.7 million which included approximately $11.0 million for CGGS' working capital. Funding for the acquisition was provided by proceeds from Abraxas' and Canadian Abraxas' recent senior note offering. (See item 5). The CGGS Properties consist of 154,968 gross acres (86,327 net acres) and 120 gross wells (68.8 net wells), 48 of which will be operated by the Company. As of September 1, 1996, the CGGS Properties had total proved reserves of 10,821 MBOE (91.8% natural gas) with aggregate PV-10 of $46.4 million, 86.3% of which is attributable to proved developed reserves. The CGGS Plants had aggregate net natural gas processing capacity of 98.3 MMcf per day at September 1, 1996.


       (B) On November 14, 1996 Abraxas acquired a 75% partnership interest in Portilla - 1996 L.P. (the "Partnership") for $27.5 million including the repayment of certain indebtedness. The Company previously owned the other 25% interest in the Partnership. The Partnership owned a 100% working interest in the Portilla Field, a 100% interest in a natural gas processing plant located at the Portilla Field, located in the Texas gulf coast region and a 12% working interest in the Happy Field, located in the Permian Basin of west Texas. Funding for the acquisition was provided by proceeds from Abraxas' and Canadian Abraxas' recent senior note offering. (See item 5). Portilla and Happy consist of 1,405 gross acres (1,115 net acres) and 78 gross wells (52 net wells), 61 of which are operated by the Company. As of June 30, 1996, Portilla and Happy had total proved reserves of 4,314 MBOE (18.4% natural gas) with an aggregate PV-10 of $30.2 million, 99.8% of which was attributable to proved developed reserves. The Portilla Plant had natural gas processing capacity of approximately 20.0 MMcf per day at June 30, 1996.


Item 5.  OTHER EVENTS

A. SENIOR NOTE OFFERING

      SALE OF NOTES. On November 14, 1996, Abraxas and Canadian Abraxas consummated the offering of $215 million of 11.5% senior notes due 2004 (the "Notes").

Interest on the Notes will accrue from their date of original issuance (the "Issue Date") and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 1997, at the rate of 11.5% per annum. The Notes will be redeemable, in whole or in part, at the option of Abraxas and


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Canadian  Abraxas,  on or after November 1, 2000, at the  redemption  prices set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period commencing on November 1 of the years set forth below:


Year                                             Percentage
2000                                             105.75%
2001                                             102.875
2002 and thereafter                              100.00%

In addition, at any time on or prior to November 1, 1999, Abraxas and Canadian Abraxas may, at their option, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more equity offerings, at a redemption price equal to 111.5% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption; provided, however, that, after giving effect to any such redemption, at least $139.75 million aggregate principal amount of Notes remains outstanding.

      The Notes are general unsecured obligations of Abraxas and Canadian Abraxas and will rank pari passu in right of payment to all existing and future unsubordinated indebtedness of Abraxas and Canadian Abraxas. The Notes rank senior in right of payment to all future subordinated indebtedness of Abraxas and Canadian Abraxas. The Notes are, however, effectively subordinated to secured indebtedness of Abraxas and Canadian Abraxas to the extent of the value of the assets securing such indebtedness.

      The Notes are unconditionally guaranteed, jointly and severally, by certain of Abraxas' and Canadian Abraxas' future subsidiaries (the "Subsidiary Guarantors"). The guarantees are general unsecured obligations of the Subsidiary Guarantors and rank pari passu in right of payment to all unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all subordinated indebtedness of the Subsidiary Guarantors. The Guarantees are effectively subordinated to secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. As of the date of this Report, Abraxas, Canadian Abraxas and the Subsidiary Guarantors have no secured indebtedness outstanding.

      Upon a Change of Control (as defined in the Indenture governing the Notes), each holder of the Notes will have the right to require Abraxas and Canadian Abraxas to repurchase all or a portion of such holder's Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, Abraxas and Canadian Abraxas will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain asset sales.

      USE OF PROCEEDS. The net proceeds to Abraxas and Canadian Abraxas from the offering of the Notes were approximately $207.0 million after deducting underwriting discounts and estimated offering expenses payable by Abraxas and Canadian Abraxas.


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Abraxas  and  Canadian  Abraxas  used the net  proceeds to (1) repay all amounts outstanding under its credit agreement dated September 30, 1996 with Bankers Trust Company ("BT") and other lenders in the amount of $85.0 million, (2) acquire the outstanding capital stock of CGGS for $94.7 million, (3) acquire the Partnership Interest in Portilla - 1996 L.P. and repay certain indebtedness for $27.5 million and (4) provide working capital for general corporate purposes including future acquisitions and development of producing properties.

      New Credit Facility. In connection with the consummation of the offering of the Notes, Abraxas entered into an Amended and Restated Credit Agreement with Bankers Trust Company and ING (U.S.) Capital Corporation (the "New Credit Facility". The New Credit Facility provides for a $40.0 million revolving facility of which $20.0 million is initially available and is secured by substantially all of the U.S. assets of Abraxas.

B. EQUITY ISSUES

In a November 1995 private equity placement, the Company sold 1,330,000 units, each consisting of one share of common stock and one contingent value right ("CVR"). Under the terms of the placement, each CVR holder had the right to acquire additional shares of common stock at November 17, 1996 under certain circumstances related to the current trading value of the Company's stock. The Company had the option to extend the issue date for any additional shares based on the stock price until November 1997. On November 15, 1996 the Company notified the CVR owners that it had exercised its option and extended any CVR related share issue date until November 17, 1997 and correspondingly the target value of share price had been increased from $10 to $12.50 per share.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (A)   Financial Statements of Business Acquired.

      It is impracticable to provide the required financial statements for the acquisitions described above at the time this report is filed. The financial statements will be filed as soon as practicable, but no later than 60 days after this report must be filed.

      (C)   Exhibits.

      The following exhibits are filed as part of this report:

NUMBER                                          DOCUMENT

4.1 Indenture dated November 14, 1996 by and among Abraxas Petroleum Corporation ("Abraxas"), Canadian
                                           Abraxas Petroleum Limited  ("Canadian
                                           Abraxas")and  IBJ Schroeder  Bank and
                                           Trust Company.

10.1 Purchase Agreement dated November 14, 1996 by and among Abraxas, Canadian Abraxas, BT Securities Corporation, Jefferies & Company, Inc. and ING Baring (U.S.) Securities Corporation (collectively, the "Initial
                                           Purchasers").

10.2 Registration Rights Agreement dated November 14, 1996 by and among Abraxas, Canadian Abraxas, and the Initial Purchasers.

10.3 Share Sale Agreement dated October 29, 1996 by and among Abraxas, Canadian Abraxas, CGGS Canadian Gas Gathering Systems Inc. ("CGGS") and the shareholders of CGGS.


10.4 Purchase and Sale Agreement dated September 18, 1996 by and among Abraxas, ACCO, LLC, Massachusetts Bay Transportation Authority Retirement
                                           Fund,   Metropolitan  Life  Insurance
                                           Company Separate Account No. 175, The
                                           General  Mills  Inc.   Master  Trust:
                                           Pooled  Real  Estate  Fund and  State
                                           Street Research Energy, Inc.

10.5 Amended and Restated Credit Agreement dated November 14, 1996 by and among Abraxas, Bankers Trust Company, ING (U.S.) Capital Corporation and the lenders named therein.











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                                  SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ABRAXAS PETROLEUM CORPORATION



                                    By:   /s/ Chris Williford
                                          Chris Williford
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer



Dated: November 27,  1996